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                               SECRETARY OF STATE
            [GRAPHIC OF THE GREAT SEAL OF THE STATE OF NEVADA HERE]

                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FUTON WORLD, INC. did on April 6, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on April 7, 1998.


                              /s/ Dean Heller

[notary seal here]                 Secretary of State

                              By  /s/ Marianne Lockyer

                                   Certification Clerk




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     FILED
IN THE OFFICE OF THE
STATE OF NEVADA

                            ARTICLES OF INCORPORATION
APR 06 1998                   (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

/s/ Dean Heller

                             NAME OF CORPORATION:
                              FUTON WORLD INC.

     2.   RESIDENT AGENT:
               Name of Resident agent: Business Filings Incorporated Street Address: 2413 S. Eastern Ave., Suite 143, Las Vegas,
                    NV 89104.

     3.   SHARES:
               The corporation is authorized to issue twenty five million
                    (25,000,000) shares of stock. The par value of each share is ($.001).

     4.   GOVERNING BOARD:
               The governing board shall be directors.
               The initial board of directors shall consist of three director:
            Gerrit Wollenberg, 1817 Capetown Circle, Costa Mesa, CA 92627 Joanna Wollenberg, 1817 Capetown Circle, Costa Mesa, CA 92627 James Wollenberg, 4901 Charlene Circle, Huntington Beach, CA 92649

     5.   SIGNATURE OF INCORPORATOR:
               214 N. Henry Street, Suite 201, Madison, WI 53703.

          /s/ Richard Oster
          -------------------------------
          State of Wisconsin County of Dane

          This instrument was acknowledged before me on April 3, 1998 by
          Richard A. Oster
          as Incorporator

          /s/ signature  exp. June 17, 2001

6.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:
     Business Filings incorporated hereby accept appointment as resident agent for the above corporation.

     /s/ Richard Oster                           April 3, 1998
     ---------------------------
     Richard Oster Vice-President of
     Business Filings Incorporated